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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Limited Brands, Inc., which is incorporated by reference in Limited Brands' Annual Report on Form 10-K for the year ended February 1, 2003.

/s/  PricewaterhouseCoopers LLP

Columbus, Ohio

November 10, 2003